EXHIBIT 1(C)

                          EATON VANCE INVESTMENT TRUST


               Establishment and Designation of Classes of Shares
                    of Beneficial Interest, Without Par Value


         WHEREAS, the Trustees of Eaton Vance Investment Trust, a Massachusetts business trust (the "Trust"), have previously designated separate series (or "Funds"); and

         WHEREAS, the Trustees now desire to designate Classes of each Fund pursuant to Section 5.1 of Article V of the Trust's Amended and Restated Declaration of Trust dated January 11, 1993 (the "Declaration of Trust");

         NOW, THEREFORE, the undersigned, being at least a majority of the duly elected and qualified Trustees presently in office of the Trust, hereby establish two Classes of shares of each Fund, each Class to have the following special and relative rights:

         1. The Classes shall be designated as "Class I" and "Class II". Each existing share of beneficial interest of EV Marathon Arizona Limited Maturity Municipals Fund, EV Marathon California Limited Maturity Municipals Fund, EV Marathon Connecticut Limited Maturity Municipals Fund, EV Marathon Florida Limited Maturity Municipals Fund, EV Marathon Massachusetts Limited Maturity Municipals Fund, EV Marathon Michigan Limited Maturity Municipals Fund, EV Marathon National Limited Maturity Municipals Fund, EV Marathon New Jersey Limited Maturity Municipals Fund, EV Marathon New York Limited Maturity Municipals Fund, EV Marathon Ohio Limited Maturity Municipals Fund and EV Marathon Pennsylvania Limited Maturity Municipals Fund shall be designated as a Class I share of the Fund.

         2. In addition to the provisions of Section 5.5 of Article V of the Declaration of Trust, each Class shall be subject to the terms and conditions set forth in the Multiple Class Plan adopted by the Board of Trustees of the Trust, as amended from time to time.

Dated:  March 18, 1996



/s/ Donald R. Dwight                               /s/ Norton H. Reamer
    ------------------                                 -----------------
    Donald R. Dwight                                   Norton H. Reamer

/s/ James B. Hawkes                                /s/ John L. Thorndike
    ------------------                                 -----------------
    James B. Hawkes                                    John L. Thorndike

/s/ Samuel L. Hayes, III                           /s/ Jack L. Treynor
    ------------------                                 -----------------
    Samuel L. Hayes, III                               Jack L. Treynor


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